                                                                    EXHIBIT 23.1



                      CONSENT OF DELOITTE & TOUCHE LLP




We consent to the incorporation by reference in this Registration Statement of Suiza Foods Corporation on Form S-8 of our report on the consolidated financial statements of Suiza Foods Corporation, dated February 18, 1997, incorporated by reference in the Annual Report on Form 10-K of Suiza Foods Corporation for the year ended December 31, 1996.


/s/ DELOITTE & TOUCHE, LLP
--------------------------
    DELOITTE & TOUCHE, LLP

Dallas, Texas
December 1, 1997